EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50508) pertaining to the Maxicare Health Plans, Inc. 1990 Stock Option Plan, and the stock option agreement with Peter J. Ratican dated December 5, 1990, the incorporation by reference in the Registration Statement on Form S-8 (No. 333-12803) pertaining to the Maxicare Health Plans, Inc. Outside Directors 1996 Formula Stock Option Plan, the Maxicare Health Plans, Inc. Senior Executives 1996 Stock Option Plan, the Maxicare Health Plans, Inc. 1995 Stock Option Plan, the Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Peter J. Ratican dated as of February 27, 1995, the Restricted Stock Grant Agreement by and between Maxicare Health Plans, Inc. and Eugene L. Froelich dated as of February 27, 1995; the incorporation by reference in the Registration Statement on Form S-8 (No. 333-88005) pertaining to the Maxicare Health Plans, Inc. 1999 Stock Option Plan; and the incorporation by reference in the Registration Statement on Form S-3 (No. 333-48458) and the incorporation by reference in the Registration Statement on Form S-2 (No. 333-41510) of our report dated April 1, 2005 with respect to the 2004 consolidated financial statements of Maxicare Health Plans, Inc. in its annual report on Form 10-K for the year ended December 31, 2004.

/s/ Ernst & Young LLP
Los Angeles, California
April 10, 2006